Exhibit 10.9

AMENDMENT TO MASTER FRAMEWORK AGREEMENT

This Amendment to Master Framework Agreement (this “Amendment”) is entered into effective as of the 15th day of August, 2006 (the “Effective Date”), by and between TXU Electric Delivery Company, a Texas Corporation (“TXU ED”), and InfrastruX Energy Services Group LP, a Delaware limited partnership (“IES”). TXU ED and IES are also referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Master Framework Agreement, dated June 24, 2006 (as amended to date, the “Agreement”); and

WHEREAS, the Parties desire to amend a certain defined term set forth in the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions herein set forth, the Parties agree as follows.

AGREEMENT

1. Amendment. The term “Oncor” shall be amended to read “TXUED” wherever it occurs in the Agreement. The parties shall amend and restate the Agreement to reflect only the provisions of this Amendment.

2. Full Force and Effect. Except as specifically amended and modified hereby, the Agreement shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in several counterparts, each of which is an original and all of which constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the Effective Date. This Amendment shall not become effective as to either Party unless and until executed by both Parties.

TXU ELECTRIC DELIVERY COMPANY
By:	/s/ James A. Greer
Name:	James A. Greer
Title:	Vice President, Asset Management & Engineering

INFRASTRUX ENERGY SERVICES GROUP LP
By:	InfrastruX Energy GP, LLC, its general partner
By:	InfrastruX Group, Inc., its member
By:	/s/ Michael T. Lennon
Name:	Michael T. Lennon

By:	TXU Asset Services Group Management LLC, its general partner
By:	/s/ James A. Greer
Name:	James A. Greer
Title:	Senior Vice President